UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2024

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Westinghouse Blvd Suite A, Charlotte, NC 28273
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

8845 Red Oak Blvd, Charlotte, NC 28217
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by cbdMD, Inc. (the “Company”), commencing August 2019 the Company’s executive offices have been located at 8845 Red Oak Blvd, Charlotte, NC (the “Red Oak Facilities”) which we sub-lease under a sublease agreement dated July11, 2019 which expires December 2026 (the “Red Oak Sublease”) and we are currently behind in lease payments on the Red Oak Sublease, receiving a default notice from HSKL, Inc., in September 2023. Effective March 20, 2024 we entered into a License Agreement, dated as of March 14, 2024, by and between cbdMD, Inc. and HSKL, Inc. (the “License Agreement”) and Lease Forbearance Agreement, dated as of March 14, 2024, by and between cbdMD, Inc. and HSKL, Inc. (the “Forbearance Agreement”). Under the License Agreement we have granted HSKL a license to possess and use a portion of the Red Oak Facilities until the earlier of (i) the termination of the Forbearance Agreement and (ii) July 31, 2024 (the “Termination Date”). The termination of the License Agreement will result in termination of the Red Oak Sublease. Pursuant to the Forbearance Agreement HSKL has agreed to forbear from proceeding to exercise its remedies against us under the Red Oak Sublease, and the declaration of default related to past due rent in consideration of the following payments to HSKL: $80,000 upon the execution of the Forbearance Agreement, followed by four monthly payments of $40,000. HSKL’s forbearance shall extend to the Termination Date and HSKL shall dismiss (without prejudice) a Complaint in Summary Ejectment filed in Mecklenburg County, North Carolina on February 27, 2024. In the event of our breach of any of the conditions of the Forbearance Agreement, HSKL’s obligation to forbear shall cease, and HSKL may immediately exercise any and all of its rights or remedies at law, in equity or under the Red Oak Sublease.

Effective March 20, 2024 our executive offices are located at 2101 Westinghouse Blvd Suite A, Charlotte, NC, which facilities have also served as our warehouse facilities since November 2019. The consolidation of our warehouse facilities and executive offices is consistent with management’s efforts to rationalize and right size our expenses across all areas of our business and operations. The new executive office facilities are sufficient to maintain our current operations.

The foregoing description of the terms of the License Agreement and the Forbearance Agreement and the transactions contemplated thereby does not purport to be complete and are qualified in its entirety by reference to the License Agreement and Forbearance Agreement, a copy of which are filed or incorporated by reference as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	License Agreement, effective as of March20, 2024, by and between cbdMD, Inc. and HSKL, Inc.
10.2	Lease Forbearance Agreement, dated as of March 14, 2024, by and between cbdMD, Inc. and HSKL, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: March 15, 2024	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer